EXHIBIT 21.1
                SUBSIDIARIES OF STEWART & STEVENSON SERVICES, INC.


The following list sets forth the name of each subsidiary of the Company, which is also the name under which such subsidiary does business:




                                                        Jurisdiction of                   Names under
                                                        Incorporation                     business is
                                                        Or Organization                   conducted
                                                        __________________                _______________

C. Jim Stewart & Stevenson, Inc.                        Delaware                           Stewart & Stevenson
CPS International, Inc.                                 Panama                             None
Creole Stewart & Stevenson, Inc.                        Delaware                           None
Machinery Acceptance Corporation                        Texas                              None
S&S International Sales, Inc.                           Barbados                           None
Stewart & Stevenson International, Inc.                 Delaware                           Stewart & Stevenson
Stewart & Stevenson Operations, Inc.                    Delaware                           Stewart & Stevenson
Stewart & Stevenson Overseas, Inc.                      Texas                              None
Stewart & Stevenson Power, Inc.                         Delaware                           Pamco-Stewart & Stevenson
Stewart & Stevenson Realty Corporation                  Texas                              None
Stewart & Stevenson Technical Services, Inc.            Delaware                           Stewart & Stevenson
Stewart & Stevenson Transportation, Inc.                Texas                              None
Stewart & Stevenson (U.K.) Limited                      Scotland                           None

The Company has additional subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.